EXHIBIT 99.1

Taleo Announces Plan to Acquire Worldwide Compensation

Leader in Talent Management to Complete Unified Recruiting, Performance and Compensation Solution

Dublin, CA – September 15, 2009 – Taleo (NASDAQ: TLEO), the leading provider of on-demand talent management solutions, today announced it has signed a definitive agreement to acquire strategic partner Worldwide Compensation, Inc. for up to $16 million in cash.  With this acquisition, Taleo will extend its unified talent management platform solution for enterprises.

In 2008, Taleo made an equity investment in Worldwide Compensation, with an exclusive option to acquire the business. Since then, Taleo and Worldwide Compensation have driven numerous joint customer sales and developed a strong pipeline of interest. In fact, more than one third of Taleo’s Performance Management sales opportunities include interest in a compensation management solution.

Worldwide Compensation’s solutions are in use today with globally distributed companies, including existing Taleo customers such as Con-Way, Children’s Healthcare of Atlanta and Oakley.

Organizations need superior talent to meet their business commitments and to compete successfully in a global economy.  Worldwide Compensation offers fully integrated global compensation management via a 100% on-demand software solution that enables companies to more seamlessly align and reward critical talent worldwide. It facilitates the localization of total compensation programs while allowing companies to maintain centralized control over its human resource investments.

With the acquisition, Taleo will cement its offering of the three critical components for managing a talent-optimized organization: Taleo Recruiting™ to source, assess and acquire employees; Taleo Performance™ to establish goals, create career and succession planning; and now Compensation to establish a true “pay-for-performance” process between corporate objectives and individuals’ contributions.

“The requirements for compensation—particularly by global enterprises—are complex and leave no room for error,” said Michael Gregoire, Taleo’s Chairman and CEO. “We are pleased to add best-in-class technology, staff and customers from Worldwide Compensation to enable enterprises with a total talent management solution to achieve greater performance.”

"The Taleo partnership has been a great fit for us, our customers and prospects," said John Halloran, CEO and Director of Worldwide Compensation.  "This acquisition will marry our synergistic software solutions on one Talent Management platform to ensure maximum return for customers. This is a win-win for the market overall."

The acquisition is subject to customary closing conditions, and is expected to be completed in January 2010.

About Worldwide Compensation, Inc.
Worldwide Compensation helps global companies achieve better business performance by rewarding their critical talent worldwide. WWC offers software solutions for performance driven total compensation for the global workforce. WWC enables global companies including TD Bank to localize compensation while retaining centralized financial control over total compensation investments. The result is that companies are able attract, align, and retain local talent while at the same time maximize their overall total rewards investments.

About Taleo
Taleo (NASDAQ: TLEO) is the leader in on-demand unified talent management solutions that empower organizations of all sizes to better understand and engage their best talent for improved business performance. More than 4,100 organizations use Taleo for talent acquisition and performance management, including 46 of the Fortune 100 and over 3,400 small and medium sized businesses across 200 countries and territories. Known for its strong configurability and usability, Taleo runs on a world-class infrastructure and offers 99.9% availability. Taleo's Talent Grid harnesses the resources of the Taleo community of customers, candidates, and partners to power the talent needs of companies around the world.

Forward-looking Statements
This press release contains forward-looking statements, including statements regarding the expected timing of the closing of the acquisition and the expected benefits of the acquisition to Taleo’s technologies, customers, products and services. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including risks related to (1) the satisfaction of closing conditions to the acquisition, (2) difficulties in integrating Worldwide Compensation and its products, services and employees into Taleo and achieving expected synergies, (3) Taleo's ability to retain key employees, (4) whether the market for Taleo’s products and services grows as anticipated and Taleo’s ability to compete successfully, (5) Taleo’s ability to deliver new products and services and to acquire and renew customers, and (6) other factors affecting the operation of the respective businesses. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo's Quarterly Report on Form 10-Q, as filed with the SEC on August 7, 2009, and in other reports filed by Taleo with the SEC.